Item 77.I. Terms of New or Amended Securities
Core Fixed Income Portfolio, Core Plus Fixed Income
Portfolio, Corporate Bond Portfolio, Global Strategist
Portfolio, High Yield Portfolio, Limited Duration
Portfolio, Mid Cap Growth Portfolio
Effective as of the close of business on April 30, 2015, the Fund is suspending the continuous offering of its Class L shares and thus, no further purchases of Class L shares of any of the Portfolios of the Fund may be made by investors. Existing Class L shareholders may continue to invest through reinvestment of dividends and distributions. Class L shares of each Portfolio may be exchanged (i) for Class L shares of other Morgan Stanley
Multi-Class Funds (as defined in the section of the Prospectus entitled "Shareholder Information-Exchange
Privilege") even though Class L shares are closed to investors, (ii) for shares of any Morgan Stanley Money
Market Fund (as defined in the section of the Prospectus entitled "Shareholder Information-Exchange Privilege") or (iii) for Advisor Class shares of Morgan Stanley
Limited Duration U.S. Government Trust, in each case if available, without the imposition of an exchange fee.
Class L shares of a Portfolio that are exchanged for shares of a Morgan Stanley Money Market Fund or Advisor
Class shares of Morgan Stanley Limited Duration U.S.
Government Trust may be subsequently re-exchanged for Class L shares of any other Morgan Stanley Multi-Class
Fund (even though Class L shares are closed to investors).
Please see "Shareholder Information-Exchange
Privilege" for further information.
The Fund made these changes in a supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission (the "Commission") on March 16,
2015 (accession number 0001104659-15-020125) and
incorporated by reference herein.
Limited Duration Portfolio
Effective upon the consummation of a reorganization of Morgan Stanley Limited Duration U.S. Government Trust into the Portfolio or, if the reorganization is not consummated, on or about December 7, 2015 (the
"Effective Date"), the Board of Trustees of Morgan
Stanley Institutional Fund Trust, on behalf of the Portfolio, has approved various changes with respect to the Portfolio, including (i) changing the Portfolio's name to Short Duration Income Portfolio; (ii) changing the
Portfolio's principal investment policy as detailed below;
(iii) changing the Portfolio's primary benchmark index to the Bank of America/Merrill Lynch 1-Year U.S. Treasury
Note Index; (iv) reducing the advisory fee to 0.20% of the average daily net assets of the Portfolio; (v) removing the front-end sales load from the Portfolio's Class A shares;
and (vi) decreasing the maximum expense ratios with respect to Class I, Class A and Class L shares of the Portfolio to 0.30%, 0.55% and 0.80%, respectively. In determining the actual amount of fee waiver and/or expense reimbursement for the Portfolio, if any, the Adviser to the Portfolio, Morgan Stanley Institutional
Management Inc., excludes from total annual operating expenses certain investment related expenses, taxes, interest and other extraordinary expenses (including litigation).
The Fund made these changes in a supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission (the "Commission") on September
2, 2015 (accession number 0001104659-15-063244) and
incorporated by reference herein.
Global Strategist Portfolio
The Board of Trustees (the "Board") of Morgan Stanley
Institutional Fund Trust (the "Fund") at a meeting duly convened and held on February 25-26, 2015, approved the establishment of an additional class of common stock of the Fund, as follows:
		Global Strategist - Class IS
Class IS is more fully described in the Prospectus and Statements of Additional Information filed via EDGAR with the SEC on May 12, 2015 (accession number
0001104659-15-031335) and incorporated by reference herein.
Core Plus Fixed Income Portfolio, Corporate Bond
Portfolio, Limited Duration Portfolio, Global Strategist
Portfolio, Mid Cap Growth Portfolio, Core Fixed Income
Portfolio, High Yield Portfolio, Strategic Income
Portfolio
The Board of Trustees (the "Board") of Morgan Stanley
Institutional Fund Trust (the "Fund") at a meeting duly convened and held on February 25-26, 2015, approved the establishment of an additional class of common stock of the Fund, as follows:
Core Plus Fixed Income - Class C
Corporate Bond - Class C
Limited Duration - Class C
Global Strategist - Class C
Mid Cap Growth - Class C
Core Fixed Income - Class C
High Yield Portfolio - Class C
Strategic Income - Class C
Class C is more fully described in the Prospectus and Statements of Additional Information filed via EDGAR with the SEC on April 28, 2015 (accession number
0001104659-15-031092) and incorporated by reference herein.
Global Multi-Asset Income
The Board of Trustees (the "Board") of Morgan Stanley
Institutional Fund Trust (the "Fund") at a meeting duly convened and held on February 25-26, 2015, approved the establishment of an additional class of common stock of the Fund, as follows:
Global Multi-Asset Income - Class C

Class C is more fully described in the Prospectus and Statements of Additional Information filed via EDGAR with the SEC on May 5, 2015 (accession number
0001104659-15-034340) and incorporated by reference herein.
Core Fixed Income Portfolio, Core Plus Fixed Income
Portfolio, Corporate Bond Portfolio, Global Strategist
Portfolio, High Yield Portfolio, Limited Duration
Portfolio, Mid Cap Growth Portfolio, Strategic Income
Portfolio, Global Multi-Asset Income Portfolio
Class A shares held in certain fee-based advisory program
("Advisory Program") accounts may be converted to Class I shares if such Advisory Program had previously offered only Class A shares and now offers only Class I shares. In addition, a shareholder holding Class A shares through a brokerage account may also convert its Class A shares to Class I shares if such shareholder transfers its Class A shares to an account within an Advisory Program that offers only Class I shares. Such conversions will be on the basis of the relative net asset values per share, without requiring any investment minimum to be met and without the imposition of any redemption fee or other charge. If a CDSC is applicable to such Class A shares, then the conversion may not occur until after the shareholder has held the shares for an 18 month period.
The Fund made these changes in a supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission (the "Commission") on July 2,
2015 (accession number 0001104659-15-049570) and
incorporated by reference herein.